Exhibit 10.20

LOAN AUTHORIZATION AGREEMENT

This Loan Authorization Agreement (the “Agreement”) is dated as of November 12, 2024, between CLEAR STREET LLC, a Delaware limited liability company (“Borrower”), and BMO BANK N.A. (“Bank”). The Borrower has applied for, and the Bank has approved the establishment of, a loan account (“Loan Account”) from which the Borrower may from time to time request loans in the aggregate amount of credit shown below (the “Maximum Credit”). This Agreement, and the Loan Account established hereunder, represents an uncommitted credit facility, and each Loan (as hereinafter defined) is made available to the Borrower subject to the Bank’s approval on a loan-by-loan basis as and when such Loan is requested by the Borrower. The Borrower may make principal payments at any time and in any amount. The request by the Borrower for, and the making by the Bank of, any loan against the Loan Account shall constitute an agreement between the Borrower and the Bank as follows:

Type of Loan Account:	X	Revolving, which means as principal is repaid, the Borrower may reborrow subject to this Agreement.

Amount of Maximum Credit:		$200,000,000.00

Each Loan Requested Shall Be At Least:		$500,000

Maturity Date: The Loan Account terminates, and Loans are payable, ON DEMAND.

Section 1. Using the Account. All loans and advances from the Loan Account are referred to in this Agreement as “Loans”. The Borrower shall give the Bank an executed Notice of Borrowing (which notice shall be irrevocable once given) by no later than 3:30 p.m. (Chicago time) on the date the Borrower requests the Bank to make a Loan hereunder. Each such notice shall specify the date of the Loan requested (which must be a Business Day) and the amount of such Loan. The Borrower agrees that the Bank may rely upon any written notice given by any person the Bank in good faith believes is an Authorized Representative without the necessity of independent investigation. The proceeds of such Loan shall be made available to the Borrower at the principal office of the Bank in Chicago, Illinois, in immediately available funds by deposit to the Settlement Account or as otherwise agreed upon by the Borrower and the Bank.

The amount of each Loan requested shall be at least the minimum amount shown above; and the Bank shall have the right to refuse to honor any Loan requested by the Borrower, even if the Bank has previously honored a Loan. Without limiting the foregoing:

(a) the Borrower shall not request any Loan if, giving effect to such Loan, the aggregate principal amount of Loans then outstanding shall exceed the Maximum Credit;

(b) the Borrower shall not request any Margin Loan if, giving effect to such Margin Loan, the aggregate principal amount of Margin Loans then outstanding shall exceed the Margin Borrowing Base, as then determined and computed;

(c) the Borrower shall not request any Clearinghouse Margin Loan if, giving effect to such Clearinghouse Margin Loan, the aggregate principal amount of Clearinghouse Margin Loans then outstanding shall exceed the lesser of (i) the Clearinghouse Borrowing Base, as then determined and computed and (ii) the Applicable Sublimit;

(d) the Borrower shall not request any Clearinghouse Margin Loan or Overnight Loan if, giving effect to such Clearinghouse Margin Loan or Overnight Loan, the aggregate principal amount of the Clearinghouse Margin Loans and Overnight Loans then outstanding shall exceed the Applicable Sublimit;

(e) the Borrower shall not request any Overnight Loan if, giving effect to such Overnight Loan, the aggregate principal amount of the Overnight Loans then outstanding shall exceed the Applicable Sublimit; and

(f) the Borrower shall not request a Clearinghouse Margin Loan or an Overnight Loan during any calendar month if such Clearinghouse Margin Loan or Overnight Loan would cause the number of Zero Loan Days during such calendar month to be less than eight (8).

All Loans shall be made against and evidenced by the Borrower’s promissory note payable to the order of the Bank in the principal amount of $200,000,000, such note to be in the form of Exhibit A attached hereto (the “Note”). The Bank agrees that, notwithstanding the principal amount of the Note stated on its face, the Note shall evidence only the actual unpaid principal balance of Loans made under the Loan Account. The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Bank on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note.

Section 2. Interest. The outstanding principal balance of the Loans shall bear interest (which the Borrower hereby promises to pay) at the Applicable Interest Rate, provided that if the Loans or any part thereof are not paid when due (whether by demand or otherwise), the Loans shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2.0% to the interest rate which would otherwise be applicable thereto. Interest on the Loans shall be payable monthly in arrears on the last day of each calendar month in each year; and interest shall also be due and payable upon demand. Interest on the Loans shall be computed on the basis of a year of 360 days for the actual number of days elapsed. The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate that the Borrower may contract to pay under applicable law.

Section 3. Fees. For the period from and including the date hereof to but not including the date that the Loan Account is terminated, the Borrower shall pay to the Bank a facility fee at the rate of one eighth of one percent (0.125%) per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the amount (calculated on a daily basis) equal to the amount of the Maximum Credit less the Loans outstanding on each such date. Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing on December 31, 2024) and on the date that the Loan Account has been terminated and all Loans have been paid in full.

Section 4. Payments. All payments shall be made to the Bank at its office at 320 South Canal Street, Chicago, Illinois (or at such other place as the Bank may specify) no later than 3:30 p.m. (Chicago time) on the date any such payment is due and payable. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions, and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Bank). The Borrower hereby irrevocably authorizes the Bank to charge from time to time any of the Borrower’s deposit accounts with the Bank and/or make Loans from time to time hereunder, in each case for payment of any amounts then due and payable hereunder (whether for interest then due or otherwise); provided that the Bank shall not be under any obligation to charge any such deposit account or make any such Loan, and the Bank shall incur no liability to the Borrower or any other person or entity for its failure to do so. Payments received by the Bank shall be applied first to accrued interest then due and then to the principal balance of outstanding Loans unless otherwise directed, provided that after demand all payments received shall be applied in such order and manner as the Bank shall determine. If any payment from the Borrower under this Agreement becomes due on a day that is not a Business Day, such payment shall be made on the next Business Day and any such extension shall be included in computing interest under this Agreement.

Section 5. Representation and Warranties. In consideration of establishing and maintaining the Loan Account, the Borrower hereby represents and warrants to the Bank on the date of this Agreement, and on each date that credit is to be extended hereunder, that:

(a) the Borrower is duly organized, validly existing, and in good standing under the laws of its state of organization;

(b) the execution, delivery, and performance by the Borrower of this Agreement and the Note are within its powers, have been duly authorized by all necessary action, and do not contravene the Borrower’s organizational documents (e.g., charter, articles of incorporation and by-laws, articles of association and operating agreement, partnership agreement or any similar organizational documents) or any law or contractual restriction binding on or affecting the Borrower;

(c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Borrower’s due execution, delivery, and performance of this Agreement or the Note;

(d) this Agreement is, and the Note when executed and delivered by the Borrower will be, the Borrower’s legal, valid, and binding obligation enforceable against the Borrower in accordance with its terms;

(e) the Borrower’s balance sheet as of September 30, 2024 the Borrower’s FOCUS Part 2 as at September 30, 2024, and the Borrower’s related statements of income and retained earnings for the fiscal year and the fiscal quarter then ended, copies of which have been furnished to the Bank, fairly present Borrower’s financial condition as at such date and result of the operations for the period ending on such date, all in accordance with GAAP consistently applied;

(f) since December 31, 2023, there has been no material adverse change in the Borrower’s condition or operations;

(g) the Borrower (i) has been duly registered with the SEC as a registered broker dealer, is approved as a clearing corporation of DTC and the National Securities Clearing Corporation, (ii) is an “exempted borrower” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and (iii) is excluded as a “Legal Entity Customer” for purposes of the beneficial ownership rule under 31 CFR 1010.230;

(h) all regulatory approvals necessary for the execution and delivery by the Borrower of this Agreement and the other Loan Documents have been obtained and are in full force and effect. The Borrower is not in arrears with respect to any assessment made upon it by the SIPC, and no application or announcement has been made by the SIPC for a decree adjudicating that customers of the Borrower are in need of protection under SIPA;

(i) Financial Industry Regulatory Authority (“FINRA”) has been designated as the Designated Examining Authority for the Borrower, and the Borrower’s Designated Self-Regulatory Organizations are FINRA, the New York Stock Exchange, the National Futures Association, and CME Group, Inc.;

(j) there is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which, if adversely determined, would reasonably be expected to have a material adverse effect on the Borrower’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or the Note;

(k) none of the Borrower, any of its subsidiaries (if any) or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are (i) the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions;

(l) the information included in the most recent beneficial ownership certification executed and delivered by the Borrower to the Bank for the purposes of the Bank’s compliance with applicable anti-money laundering laws, rules and regulations is true and correct in all respects;

(m) no Termination Event shall have occurred;

(n) after giving effect to any such Clearinghouse Margin Loan or Overnight Loan, the number of Zero Loan Days during the current calendar month shall not be less than eight (8); and

(o) the Borrower has not failed to be in compliance with the capital requirements of the SEC for a period of more than five (5) Business Days.

Section 6. Additional Terms. So long as this Agreement and the Loan Account established hereunder remain in effect, the Borrower further agrees with the Bank as follows:

(a) Financial Information. The Borrower shall maintain a standard system of accounting in accordance with GAAP and shall furnish to Bank and its duly authorized representatives such information respecting the Borrower’s business and financial condition as the Bank may reasonably request; and without any request, the Borrower shall furnish to Bank:

(i) as soon as available, and in any event within 45 days after the last day of each calendar month, a copy of the form FOCUS-Part 2 prepared by the Borrower as of the end of the month which shall consist of a balance sheet and a profit and loss statement of the Borrower in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments) and certified by its chief financial officer or such other officer acceptable to the Bank;

(ii) as soon as available, and in any event within 90 days after the last day of each fiscal year of the Borrower, a copy of the Borrower’s balance sheet as of the last day of such year and the Borrower’s statements of income, retained earnings, and cash flows for the fiscal year then ended, each in reasonable detail, prepared by the Borrower in accordance with GAAP and accompanied by an unqualified audit report on such financial statements prepared by the Borrower’s independent public accountants acceptable to Bank,

(iii) promptly after knowledge thereof shall have come to the attention of the Borrower, (A) written notice of any threatened or pending litigation or governmental or arbitration proceeding or labor action against the Borrower which, if adversely determined, would reasonably be expected to materially and adversely affect the Borrower’s condition (financial or otherwise) or operations, (B) the occurrence or existence of a Termination Event, (C) the occurrence of existence of any Event of Default; or (D) the failure to be in compliance with the provisions set forth herein;

(iv) promptly after receipt thereof, and in any event within five (5) Business Days after receipt thereof, a copy of any financial audit or review performed or required to be performed by any Designated Examining Authority of the Borrower and permitted to be disclosed under applicable law to the extent that such audit or review provides a material finding or results in a fine or other penalty that could reasonably be expected to have a material adverse effect on the Borrower;

(v) as soon as available, and in any event within five (5) days after the close of each fiscal month, a certificate in the form of Exhibit C attached hereto from the Borrower indicating the Eligible NSCC Margin Deposits of the Borrower in effect for each Business Day in the most recently ended fiscal month.

(b) Mandatory Prepayments. Without limiting the right of the Bank to demand repayment of the Loan at any time hereunder:

(i) The Borrower covenants and agrees that it shall immediately and without notice or demand prepay the applicable Loan in an amount by which:

(A) the unpaid principal amount of the Margin Loans then outstanding exceeds the Margin Borrowing Base as then determined and computed,

(B) the unpaid principal amount of the Customer Loans then outstanding exceeds the Customer Loan Limit as then determined and computed,

(C) the unpaid principal amount of the Firm Loans then outstanding exceeds the Firm Loan Limit as then determined and computed,

(D) the unpaid principal amount of the Clearinghouse Margin Loans then outstanding exceeds Clearinghouse Borrowing Base as then determined and computed,

(E) the unpaid principal amount of the Clearinghouse Margin Loans then outstanding exceeds the Applicable Sublimit,

(F) the sum of the unpaid principal amount of the Clearinghouse Margin Loans and Overnight Loans then outstanding exceeds the Applicable Sublimit, and

(G) the unpaid principal amount of the Overnight Loans then outstanding exceeds the Applicable Sublimit.

(ii) the Borrower shall, without notice or demand, prepay any Clearinghouse Margin Loan in full on the earlier to occur of (a) the date upon which the NSCC Margin Deposits or the OCC Excess Margin Deposits funded from the proceeds of such Clearinghouse Margin Loan are returned to the Borrower, and (b) the date which is the next Business Day after the date such Clearinghouse Margin Loan was advanced; and

(iii) The Borrower shall, without notice or demand, prepay any Overnight Loan in full on the next Business Day after the date such Overnight Loan was advanced.

(c) Use of Proceeds. The Borrower shall use the proceeds of (i) the Margin Loans solely to finance the purchase and settlement of securities and for the Borrower’s general working capital purposes, (ii) the Clearinghouse Loans solely to finance NSCC Deposit Requirements (other than an Adequate Assurance Deposit) and the OCC Deposit Requirements, and (iii) the Overnight Loans for the Borrower’s general working capital purposes. Without limiting the foregoing, the Borrower will not request any Loan, and the

Borrower shall not use and its or their respective directors, officers, employees and agents not use, the proceeds of any Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7. DEMAND OBLIGATION; ENFORCEMENT. The Borrower shall pay to the Bank the principal balance of outstanding Loans together with any accrued interest ON DEMAND. The Bank can demand payment in full of the Loans at any time in its sole discretion even if the Borrower has complied with all of the terms of this Agreement.

No delay by the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Borrower agrees to pay to the Bank all costs and expenses incurred or paid by the Bank in connection with the establishment and maintenance of the Loan Account and the collection of the Loans and any other amounts due under this Agreement and the enforcement of rights to any security therefor, including, without limitation, reasonable attorneys’ fees and court costs (including, without limitation, all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any guarantor). The Bank shall have the right, at any time, to set-off the balance of any deposit account, other than any Excluded Account, that the Borrower may at any time maintain with the Bank or any of its affiliates against any amounts at any time owing under this Agreement, whether or not the balance of Loans under this Agreement is then due.

Section 8. Termination. The availability of additional Loans under this Agreement will automatically terminate ON DEMAND. The Bank reserves the right at any time without notice to refuse any Loan request even though the Borrower has complied with all of the terms of this Agreement. No termination under this Section shall affect the Bank’s rights or the Borrower’s obligations regarding payment or default under this Agreement. Such termination shall not affect the Borrower’s obligation to pay all Loans and the interest accrued through the date of final payment. The Bank may also elect to honor Loan requests after termination of this Agreement, and the Borrower agrees that any such payment by the Bank shall constitute a Loan to Borrower under this Agreement.

Section 9. Notices. The Bank may rely on instructions from the Borrower with respect to any matters relating to this Agreement or the Loan Account, including, without limitation, telephone loan requests which are made by a person whom the Bank believes to be the Borrower or its authorized representative. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

to the Borrower at:		to the Bank at:
Clear Street, LLC		BMO Bank N.A.
Four World Trade Center 45th Floor		320 South Canal Street
150 Greenwich Street		Chicago, Illinois 60606
New York, New York 10007		Attention: Futures and Securities
Attention:	Steve Bisgay	Telephone:	(312) 461-2491
Email:	[ ]	Telecopy:	(312) 765-8201

With a copy to

Clear Street, LLC
Four World Trade Center 45th Floor
150 Greenwich Street
New York, New York 10007
Attention:	Kenneth A. Sicklick
Email:	legal@clearstreet.io

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, or (iii) if given by any other means (including, without limitation, via recognized overnight courier), when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 above shall be effective only upon receipt.

Section 10. Governing Law, Etc. The Borrower waives presentment and notice of dishonor. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. If any part of this Agreement is unenforceable, that will not make any other part unenforceable. This Agreement may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy shall be effective as an original. This Agreement shall be governed by the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

Section 11. Consent to Jurisdiction. The Borrower submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County, New York, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 12. Jury Trial Waiver. The Borrower and the Bank waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 13. Time is of the Essence. Time is of the essence of this Agreement.

Section 14. USA Patriot Act. The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Act. Without limiting the general uncommitted, demand nature of this Agreement, the Bank hereby notifies the Borrower, and the Borrower hereby acknowledges, that if the Borrower does not deliver to the Bank, promptly following any request by the Bank therefor, information and documentation from time to time requested by the Bank for purposes of compliance with applicable “know your customer” requirements under the Act (or other applicable anti-money laundering laws, rules, regulations or internal policies), the Bank may be required under applicable laws, rules, regulations or internal policies to deny requests for Loans hereunder and/or make demand on the Loans outstanding hereunder.

Section 15. Collateral.

(a) Collateral.

(i) Margin Collateral. To secure the payment and performance of the Margin Obligations, the Borrower hereby grants to the Bank a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Margin Collateral. All of the Margin Collateral shall be credited to one or more of the Accounts and shall be held by the Bank. No later than the close of business in Chicago, Illinois on the date of each request for a Margin Loan hereunder, the Borrower shall transfer into one or more of the Accounts Margin Collateral having a Market Value such that after giving effect to the requested Margin Loan the aggregate principal amount of all Margin Loans shall not exceed the Margin Borrowing Base as then determined and computed by the Bank. All of the Margin Collateral shall be at all times subject to the exclusive dominion and control of the Bank.

(ii) Clearinghouse Margin Collateral. To secure the payment and performance of the Clearinghouse Margin Obligations, the Borrower hereby grants to the Bank, for the benefit of the Lenders, a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of the Borrower, whether now owned or existing or hereafter created, acquired or arising, in and to all of the Clearinghouse Margin Collateral.

(b) Delivery of Collateral; Inspection. The Bank shall have the right to notify any third party holding any of the Collateral of the pledge thereof hereunder and require delivery thereof to the Bank and may take such steps with respect to any Collateral to insure that the lien of the Bank is fully perfected and protected in compliance with the Uniform Commercial Code and applicable Federal rules and regulations. The Borrower shall permit the Bank or its representatives to inspect and make copies of the books and records relating to the Collateral of the Borrower and of the DTC or any other party holding the Collateral and to conduct an audit or inventory of the Collateral at any reasonable time or times either with or without prior notice.

(c) All cash proceeds of the Margin Collateral shall be promptly remitted to the Bank to be held as additional Margin Collateral in one of the Accounts and shall be subject to release in accordance with Section 10.5. All cash proceeds of the Clearinghouse Margin Collateral shall be promptly remitted to the Bank to be held as additional Clearinghouse Margin Collateral in the Settlement Account.

(d) Voting Rights and Income. Unless and until notified by the Bank that the Borrower is not in compliance with the terms of this Agreement, (i) the Borrower shall be entitled to exercise all voting and/or consensual powers pertaining to the Margin Collateral or any part thereof, for all purposes not inconsistent with the terms of this Agreement; and (ii) the Borrower shall be entitled to receive and retain all cash interest and other distributions paid upon or in respect of the Margin Collateral.

(e) Release of Collateral.

(i) If the Borrower shall at any time desire the release of any item of Margin Collateral (including any Margin Collateral consisting of cash), the Borrower shall deliver to the Bank a written request for such release and on the day the Bank receives such request (if such request is received prior to 3:00 p.m. (Chicago time) on such day), the Bank may cause such item of Margin Collateral to be released from the relevant Account to an account of the Borrower maintained with DTC or another securities intermediary, provided that (A) the Borrower shall be in compliance with this Agreement both before and immediately after giving effect to such release, and (B) the aggregate principal amount of all Margin Loans outstanding as of 5:00 p.m. (Chicago time) shall not exceed the Margin Borrowing Base, as determined and computed by the Bank at such time.

(ii) Notwithstanding anything contained herein to the contrary, in the event that the Bank releases the Margin Collateral in accordance with clause (i) above (the “Released Collateral”) but the aggregate principal amount of all Loans exceed the Margin Borrowing Base at the time of such release, the Borrower hereby acknowledges and agrees that (A) the Bank continues to have a security interest in such Released Collateral and every portion or part thereof and in all proceeds thereof, (B) the Borrower shall hold such Released Collateral and the proceeds thereof in trust for the Bank separate from all other Property of the Borrower and free and clear of all liens and claims other than the Bank’s security interest herein, and (C) the Borrower shall promptly (but no later than the next Business Day) and without notice or demand return such Released Collateral or the proceeds thereof to the Bank as a mandatory prepayment of the Loans in the event that the Borrower has failed to comply with clause (i) above.

(f) Settlement Account.

(i) The Borrower hereby agrees that during any period when it may itself make withdrawals, transfers or other dispositions of funds in the Settlement Account it shall do so only (A) to the extent that immediately after such withdrawal, transfer or other disposition, the sum of (x) the aggregate amount of cash in the Settlement Account (other than with respect to amounts on deposit therein that can fairly be identified by the Borrower as being attributable to the Settlement Bank Obligations) plus (y) an amount equal to 80% of the Eligible NSCC Margin Deposits plus 90% of the OCC Excess Margin Deposits are at least equal to the aggregate principal amount of Clearinghouse Margin Loans outstanding at such time or (B) to make payments on account of the Loans. On or prior to the date of this Agreement, the Borrower shall direct NSCC and the OCC to return any NSCC Margin Deposits and OCC Excess Margin Deposits, as the case may be, to be returned to the Borrower to the Settlement Account. The Borrower shall cause such direction to be in full force and effect at all times until all obligations hereunder are paid in full and the Loan Account is terminated.

(ii) The Borrower agrees that the Settlement Account shall be at all times subject to the “control” (within the meaning of Section 9-104 of the UCC) of and held by the Bank as the depositary bank during the term of this Agreement. The Borrower shall have the right to transfer or otherwise dispose of any funds in the Settlement Account to finance the ordinary course operations of the Borrower’s business unless and until the Borrower has received notice from the Bank the Borrower is not in compliance with the provisions of this Agreement. The Settlement Account shall be deemed to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC). For the purposes of this Agreement and Section 9-304 of the UCC, the Bank’s jurisdiction shall be deemed to be the State of Illinois.

(g) Further Acts. The Borrower hereby appoints the Bank, its nominee, and any other person whom the Bank may designate, as the Borrower’s attorney-in-fact, with full power to liquidate the Collateral or any part thereof prior to its stated maturity, if any, without thereby incurring any liability whatsoever to the Borrower and, in the name of the Borrower or in the Bank’s own name or both, to demand, collect, withdraw, receipt for or sue for all amounts due or to become due and payable in respect of the Collateral, to execute any withdrawal receipts respecting the Collateral, to endorse the name of the Borrower on any and all commercial paper given in payment thereof, and to take any other action, including, without limitation, transfer any certificate evidencing the Collateral into the Bank’s own name or the name of its nominee, which the Bank deems necessary or appropriate to preserve or protect its interest in the Collateral. The Borrower hereby ratifies and approves all acts of any such attorney and agrees that neither the Bank nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Obligations have been fully paid and satisfied and the commitment to extend additional credit to the Borrower has terminated.

(h) Remedies. The Bank shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the UCC and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement, including without limitation, to the extent not inconsistent with the provisions of the UCC or other applicable law, the right to (a) transfer into the Bank’s name or into the name of its nominee or nominees or into an account at DTC in the name of, and for the benefit of, the Bank all or any portion of the Collateral and thereafter receive, for the benefit of the Bank, all cash payments made thereon, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it was the outright owner thereof, and (b) sell all or any portion of the Collateral at any broker’s board or at public or private sale, without prior notice to the Borrower or any other person, except as otherwise required by law (and if notice is required by law, after 5 (five) days’ prior written notice), at such place or places and at such time or times and in such manner and for such consideration as the Bank may determine, and remit all amounts realized from the Collateral to the Bank for application to the repayment of the obligations under this Agreement, whether on account of principal, interest, fees, charges, advances or expenses (to the extent the Borrower is obligated to reimburse the Bank and the Lenders for such expenses hereunder) or otherwise as the Bank in its sole discretion may elect, and then to pay the balance, if any, to the Borrower or as otherwise required by law; and if such proceeds are insufficient to pay the obligations hereunder in full, the Borrower shall be liable for the deficiency.

(i) Rights of Bank With Respect to Calculations.

(i) Schedules, Notices, Reports, etc. The Bank shall calculate the Margin Borrowing Base on each Business Day (or with respect to the Margin Collateral consisting of Corporate Bonds, each week), and in connection with such calculations, the Bank shall (A) obtain all necessary pricing and other market data from the Reporting Service in the determination of the Margin Borrowing Base, (B) be entitled to rely on the information provided by the Borrower in any notice of a pledge of securities with respect to ratings of, and any restrictions on resale of, the securities described therein, (C) not give effect to any increase in either Margin Borrowing Base as a result of the transfer by the Borrower of additional Margin Collateral unless it has received and verified the pricing information applicable to such additional Margin Collateral, (D) not give effect to any decrease in the Margin Borrowing Base as a result of a request by the Borrower for release of Collateral unless it has verified the satisfaction of the conditions set forth in clause (f) above and (E) be entitled to rely on the information provided by the Bank or the Borrower pursuant to the other provisions hereof.

(ii) In no event shall the Bank be liable to the Borrower or any other Person for the accuracy of the value of any item of the Margin Collateral, for any determinations regarding the eligibility of any securities for inclusion in the Margin Collateral or for determinations regarding the amount of any Obligation, except in the case of its gross negligence or willful misconduct. In furtherance of the foregoing, the parties hereto acknowledge and agree that the obligations of the Bank hereunder, including without limitation, to make determinations of the Margin

Borrowing Base and to provide reports and notices hereunder, are based upon information provided to the Bank as set forth herein. In no event shall the Bank have any duty or obligation to independently verify the information so provided to it (or the accuracy or completeness thereof).

(j) Waiver of Bank’s Rights Against Collateral. The Bank hereby acknowledges and agrees that any right it may now have or hereafter acquire against any item of Collateral (prior to its release pursuant to clause (f) hereof), by way of right of set-off, Bank’s lien, by enforcement of any rights under any security agreement or otherwise, shall be used solely to satisfy outstanding obligations hereunder in the manner provided for herein until all obligations hereunder have been repaid in full and this Agreement has been terminated.

(k) Agreement Regarding Customers Securities and Firm Securities. To ensure that the Borrower is in compliance with applicable law, the Borrower and the Bank hereby agree that, notwithstanding anything to the contrary contained herein or in any other Loan Document:

(i) None of the Firm Obligations shall be secured by or be any charge against any Customer Securities.

(ii) None of the Customer Obligations shall be secured by or be any charge against securities other than Customer Securities and Firm Securities unless (A) the Borrower agrees such Customer Securities as it is informed by the Borrower, pursuant to and in compliance with the applicable laws, are securities for account of one or more of the Borrower’s customers, will be segregated by the Bank from any other securities (and the Bank hereby agrees to make such segregation), and (B) only Customer Securities are identified by the Bank as substitutes for other Customer Securities.

(iii) In consequence of (i) above, all Customer Securities shall be security for any and all Customer Obligations, provided, however, that any part of such Customer Obligations secured by Customer Securities may be treated as a separate Customer Loan if, and only if, upon the creation of such part the Bank approves a notation in the Notice of Borrowing to the effect that such part is to be treated as a separate Customer Loan and that the Customer Securities specifically pledged therefor are carried for the account of a single customer of the Borrower whereupon (without prejudice to the rights of the Bank in connection with any other Customer Securities) the Customer Securities specifically pledged therefor shall be held separate and apart from all other Customer Securities and shall not be security for any other part of such Customer Obligations.

(iv) No rehypothecation, assignment or other transfer of any Customer Securities or any interest therein shall be made by the Bank except subject to the limitations and restrictions contained herein.

(v) For the purposes of this Agreement, and in addition, wherever used herein or any other Loan Document, (i) the term “Customer Securities” shall be deemed to mean securities (A) which, according to a Notice of Borrowing received by the Bank from the Borrower pursuant to and in compliance with the Rules, are securities for the account of one or more of its customers, or (B) which are securities carried for one or more of the Borrower’s customers and hypothecated to secure a Customer Loan made and to be repaid on the same calendar day, and (ii) a Customer Loan shall be deemed to be a “Loan against Customer Securities” if only Customer Securities are identified by the Bank as security used for the purpose of obtaining or increasing such Customer Loan

Section 16. Definitions. The following terms when used herein shall have the following meanings:

“Adequate Assurance Deposit” means an NSCC deposit requirement, in excess of ordinary course NSCC deposit requirements, pursuant to NSCC Rule 15, section 2(b).

“Account(s)” means one or more pledged accounts (i) maintained by the Bank with the DTC and (ii) in the name of and maintained with the Bank.

“Applicable Interest Rate” means, at any time the same is to be determined, the rate per annum equal to (i) the Overnight Base Rate plus 1.50% with respect to Margin Loans and (ii) the rate of interest announced or otherwise established by Bank from time to time as its prime commercial rate as in effect on such day with respect to Clearinghouse Loans and Overnight Loans, it being acknowledged and agreed that such rate may not be Bank’s best or lowest rate (the “Prime Rate”). Any change in the Applicable Interest Rate resulting from a change in the Overnight Base Rate or the Prime Rate to be effective as of the date of the relevant change in said Overnight Base Rate or Prime Rate.

“Applicable Sublimit” means (i) $150,000,000 with respect to Clearinghouse Margin Loans only, (ii) $10,000,000 with respect to Overnight Loans only, and (iii) $150,000,000 with respect to Clearinghouse Margin Loans and Overnight Loans.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.

“Authorized Representative” means those persons shown on the list of officers provided by the Borrower pursuant to Section 1 hereof or on any update of any such list provided by the Borrower to the Bank, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Bank.

“Bank” is defined in the introductory paragraph hereto.

“Borrower” is defined in the introductory paragraph hereto.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in New York, New York or, with respect to calculating Term SOFR, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Clearinghouse Borrowing Base” means, as of any time it is to be determined, an amount equal to the lesser of (i) 80% of the excess, if any, of the Eligible NSCC Margin Deposits of the Borrower at such time over the Eligible NSCC Margin Deposits of the Borrower in effect as at the close of business on the day in the prior calendar month (or if the certificate for such prior calendar month with respect to the Borrower’s Eligible NSCC Margin Deposit has not been delivered pursuant to Section 6(a) hereof, the preceding calendar month) that was the day having the 10th lowest Eligible NSCC Margin Deposits of the Borrower during such calendar month; provided, that the amount in this clause (i) (after giving effect to the advance rate) shall not, at any time, exceed the amount of the Eligible NSCC Margin Deposits of the Borrower at such time, and (ii) 90% of the OCC Excess Margin Deposits at such time.

“Clearinghouse Margin Collateral” means all of the Borrower’s right, title and interest in (i) the right to the return from NSCC of NSCC Margin Deposits pursuant to the terms of the rules and procedures of the NSCC in effect from time to time, (ii) the right to the return from OCC of OCC Excess Margin Deposits pursuant to the terms of the rules and procedures of the OCC in effect from time to time, (iii) the Settlement Account, all balances in the Settlement Account, and all income, distributions, and sums distributable or payable from, upon, or in respect of the foregoing, and (iv) any and all proceeds thereof (including cash and non-cash proceeds and all income payable on any of the foregoing items (i), (ii), (iii) or (iv), whether now owned or held or hereafter acquired.

“Clearinghouse Margin Loans” means Loans the proceeds of which are used to finance NSCC Deposit Requirements and the OCC Excess Margin Deposits.

“Clearinghouse Margin Obligations” means all obligations of the Borrower to pay principal and interest on the Clearinghouse Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired

“Collateral” means the Margin Collateral and Clearinghouse Margin Collateral, as the case may be.

“Credit Agreement” means that certain Credit Agreement dated as of December 4, 2020, by and among the Borrower, the Lenders from time to time party thereto, and BMO Bank N.A., as administrative agent, as the same has been and may be amended, modified, supplemented or restated from time to time.

“Customer Loan” means any Margin Loan that has been designated by the Borrower in the Notice of Borrowing as a “Customer Loan”.

“Customer Loan Limit” means the Margin Borrowing Base as determined and computed with Customer Securities only.

“Customer Obligations” means all obligations of the Borrower hereunder with respect to Customer Loans.

“Customer Securities” means, at any time, Collateral that is pledged at such time to the Bank to secure Customer Obligations.

“Designated Examining Authority” means an exchange that has been designated as the Borrower’s securities designated examining authority, as defined in Rule 15c3-1(c)(12) of the SEC.

“Designated Jurisdiction” means, at any time, any country, region or territory which is itself the subject or target of any Sanctions.

“Designated Self-Regulatory Organization” shall have the meaning assigned to such term in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended.

“DTC” means The Depository Trust Company and its successors and assigns.

“Eligible Bond Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is either (i) a bond issued by a corporation, partnership or limited liability company with a maturity date not less than one year from the date of issuance, or (ii) a marketable obligation of a State of the United States of America or any political subdivision, agency or instrumentality of any of the foregoing, or the District of Columbia, or (iii) a marketable obligation of any territory or local government of a State of the United States or any political subdivision, agency, or instrumentality of such territory or local government;

(b) it has a Market Value of not less than $5.00;

(c) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(d) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(e) it is Investment Grade;

(f) would not cause the Market Value of such security issued by any one issuer and its Affiliates to exceed 15% of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base; and

(g) the issuer of such security is not an Affiliate of the Bank.

“Eligible Equity Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a security consisting of common stock and other equity securities of an issuer;

(b) it has a Market Value of at least $5.00;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally;

(d) it would not cause the Market Value of such security to exceed 15% of the Market Value of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base; and

(e) the issuer of such security is not an Affiliate of the Bank.

“Eligible Federal Government Security” means an Eligible Security that satisfies each of the following requirements:

(a) it is a direct obligation of the United States of America or of any agency or instrumentality thereof whose obligations constitute the full faith and credit obligations of the United States of America;

(b) the issuer of such security has not defaulted in the payment when due of any principal of or interest on any debt securities issued by it or loans or other extensions of credit made to it;

(c) the issuer of such security (i) is not the subject of any bankruptcy, arrangement, receivership, conservatorship, reorganization proceeding or other proceeding for relief of debtors, (ii) is not insolvent, and (iii) has not admitted its inability to pay its debts generally; and

(d) it is Investment Grade.

“Eligible NSCC Margin Deposits” means those NSCC Margin Deposits of the Borrower, excluding such portions of NSCC Margin Deposits that (a) relate to losses incurred by the Borrower for its own account or the account of any of its Subsidiaries or (b) as reasonably determined by the Borrower, acting in good faith, are subject to any counterclaim, deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the obligations for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights); provided, however, that the value of Eligible NSCC Margin Deposits shall not at any time exceed the NSCC Deposit Requirements applicable to the Borrower at such time.

“Eligible Security” means a security that satisfies each of the following requirements:

(a) it is traded on an Exchange and is not subject to any restriction on transfer (including without limitation Rule 144 and Rule 144A promulgated by the SEC) and (ii) is not a security that is a crypto currency or where the value of such security is derived from the value of any crypto currency, including exchange traded funds and trust for Bitcoin, Ether, and any other crypto currency;

(b) is not a security that has been held in the Borrower’s inventory for more than thirty (30) consecutive days;

(c) it is available to be pledged, repledged, hypothecated, rehypothecated, or otherwise transferred by the Borrower in favor the Bank;

(d) it is subject to a perfected first priority Lien in favor of the Bank and is free of all other Liens, adverse claims and other encumbrances of every type or nature whatsoever, including without limitation any of the foregoing in favor of any brokers;

(e) it is held in an Account;

(f) the Market Value of such security is readily available through the Reporting Service or is otherwise available to the Bank;

(g) if such security is a callable or convertible security it has not matured or been called prior to its stated maturity date;

(h) it is not an option, warrant, put, call, strip, repurchase agreement, reverse repurchase agreement, mutual fund share or interest, derivative or similar security; and

(i) is not otherwise deemed to be ineligible in the reasonable judgment of the Bank (it being acknowledged and agreed that with five (5) Business Days prior written notice any such security or categories thereof may be deemed ineligible by the Bank acting in its reasonable judgment).

“Event of Default” shall have the meaning ascribed to it in the Credit Agreement.

“Exchange” means (i) a nationally recognized securities exchange located in the United States of America or Canada, or (ii) on a recognized over-the-counter market located in the United States of America or Canada.

“Excluded Accounts” means each of the Borrower’s deposit accounts maintained with the Bank as a “Special Reserve Account For the Exclusive Benefit of Customers” pursuant to Rule 15c3-3 of the rules and regulations of the SEC under the Securities Exchange Act of 1934, as amended concerning the hypothecation of Customer Securities, including Rule 8c-1, Rule 15c2-1, and Rule 15c3-3.

“Firm Loan” means any Margin Loan that has been designated by the Borrower in the Notice of Borrowing as a “Firm Loan”.

“Firm Loan Limit” means the Margin Borrowing Base as determined and computed with Firm Securities only.

“Firm Obligations” means all obligations of the Borrower hereunder with respect to Firm Loans to the Borrower.

“Firm Securities” means at any time, Collateral that is pledged at such time to the Bank to secure Firm Obligations with respect to Firm Loans.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Investment Grade” means a security having a long-term rating of BBB or better by S&P, Baa or better by Moody’s, or BBB or better by Fitch; provided that if more than one long-term rating applies to such security, then the lowest rating shall apply.

“Loan” is defined in Section 1 hereof, and as so defined, includes a Margin Loan, an Clearinghouse Margin Loan and an Overnight Loan, each of which is a “type” of Loan hereunder.

“Loan Account” is defined in the introductory paragraph hereto.

“Margin Borrowing Base” means, as of any time it is to be determined, the sum of:

(a) 90% of the Market Value of Eligible Federal Government Securities; plus

(b) 90% of the Market Value of Eligible Bond Securities; plus

(c) 80% of the Market Value of Eligible Equity Securities;

provided, that the Bank may waive concentration limits and advance for up to five (5) Business Days for (i) Eligible Equity Securities a market capitalization of Cdn $25 Billion or greater at a 70% advance rate so long as the position pledged to the Bank will not exceed one times the average daily trading volume, measured over the past 3 months (i.e. the position cannot exceed one day of trading volume) or (ii) 70% advance if the position of such Eligible Equity Securities is fully pre-sold or hedged in a manner that is acceptable to the Bank; provided, concentrations to a single issuer of such Eligible Equity Securities in may not exceed $75 million in the aggregate. Agreements to pledge are permitted.

“Margin Collateral” means and includes (a) the Accounts, (b) all securities and other Property described in each borrowing request (including a Notice of Borrowing) delivered to the Bank pursuant to this Agreement, (c) all other securities or Property delivered or deliverable on the sale, exchange, collection, reclassification, conversion, merger or consolidation and other dispositions of or distributions on any of the foregoing, and (d) any and all proceeds thereof (including all income payable thereon), both cash and non-cash.

“Margin Loans” means Loans the proceeds of which are used to finance the purchase and settlement of securities and for the Borrower’s general working capital purposes.

“Margin Obligations” means all obligations of the Borrower to pay principal and interest on the Margin Loans, all fees and charges payable hereunder, and all other payment obligations of the Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held, or acquired.

“Market Value” means, for each unit of a security of any class at a particular time, the closing price for such security for the immediately preceding Business Day reported by the Reporting Service, but excluding accrued and unpaid interest on interest-bearing securities from such determination.

“Maximum Credit” is defined in the introductory paragraph hereto.

“NSCC” means the National Securities Clearing Corporation.

“NSCC Deposit Requirements” means cash collateral requirements established by NSCC in connection with the net assignment of options market making business provided by NSCC, as such requirements may be amended, supplemented or otherwise modified from time to time.

“NSCC Margin Deposits” means deposits made by the Borrower with NSCC in connection with securities clearing services provided to it by NSCC.

“Note” is defined in Section 1 hereof.

“Notice of Borrowing” means the notice in the form attached hereto as Exhibit B.

“OCC” means the Options Clearing Corporation.

“OCC Deposit Requirements” means cash collateral requirements established by the OCC in connection with the net assignment of options market making business provided by OCC, as such requirements may be amended, supplemented or otherwise modified from time to time.

“OCC Excess Margin Deposits” means deposits made by the Borrower with OCC in excess of the OCC Deposit Requirements.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“Overnight Base Rate” means, for any day, the rate per annum equal to the greatest of: (a) Term SOFR for such day plus 0.11448%, (b) the Target Rate for such day, and (c) 0.25%.

“Overnight Loan” means unsecured Loan that must be repaid on the day following the date upon which such Loan is advanced hereunder.

“Reporting Service” means ISDI-Interactive Data or, to the extent pricing and other market data is not available, any other independent pricing service selected by the Administrative Agent in accordance with its ordinary and customary business practices.

“Sanctioned Person” means, at any time, (a) any person listed in any Sanctions-related list of designated Persons maintained by OFAC (including the OFAC SDN List), the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any person located, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such person or persons described in clauses (a) or (b) above.

“Sanctions” means all economic or financial sanctions, sectoral sanctions, secondary sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States government (including those administered by OFAC or the United States Department of State), or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom], or any other relevant sanctions authority with jurisdiction over the Borrower.

“SEC” means the Securities and Exchange Commission.

“Settlement Account” means that certain account of the Borrower (account number 265-6387) maintained with the Bank together with any account established in connection with any extension, renewal or substitution thereof, in each case as such Settlement Account may be renumbered or re-titled from time to time.

“SIPC” means the Securities Investor Protection Corporation established pursuant to the Securities Investor Protection Act of 1970, as amended, or any other corporation that succeeds to the functions thereof.

“Target Rate” means, for any day, the rate per annum equal to the Federal Funds Target Range – Upper Limit as announced by the Federal Open Market Committee of the Federal Reserve Board.

“Term SOFR” means the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day, the Term SOFR Reference Rate for a tenor of one month has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for a tenor of one month as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Termination Event” shall have the meaning ascribed to it in the Credit Agreement whether or not the Credit Agreement is in effect.

“UCC” means the Uniform Commercial Code of the State of New York.

“Zero Loan Day” means, at any time, a Business Day in which no principal amount of the Clearinghouse Margin Loans and Overnight Loans is outstanding.

[SIGNATURE PAGE FOLLOWS]

THIS LOAN AUTHORIZATION AGREEMENT IS ENTERED INTO AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.

CLEAR STREET, LLC

By:	/s/ Brian Oliveira
Brian Oliveira, Chief Financial Officer

BMO BANK N.A.

By:
Name:
Title:

Signature Page to Loan Authorization Agreement – Clear Street

THIS LOAN AUTHORIZATION AGREEMENT IS ENTERED INTO AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.

CLEAR STREET, LLC

By:
Brian Oliveira, Chief Financial Officer

BMO BANK N.A.

By:	/s/ Krupa Tantuwaya
	Name:	Krupa Tantuwaya
	Title:	Managing Director

Signature Page to Loan Authorization Agreement – Clear Street

EXHIBIT A

DEMAND NOTE

$200,000,000.00	November 12, 2024

ON DEMAND, for value received, the undersigned CLEAR STREET LLC, a Delaware limited liability company, promises to pay to the order of BMO BANK N.A. (the “Bank”) at its offices at 320 South Canal Street, Chicago, Illinois (or at such other place as the Bank may specify), the principal sum of Two Hundred Million and No/100 Dollars ($200,000,000) or, if less, the amount outstanding under the Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below.

This Note evidences borrowings by the undersigned under that certain Loan Authorization Agreement dated as of November 12, 2024, between the undersigned and the Bank; and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all expenses incurred or paid by such holder, including reasonable attorneys’ fees and court costs, in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

CLEAR STREET LLC

By:
Name:
Title:

EXHIBIT B

NOTICE OF BORROWING

Date: ____________, ____

To: BMO Bank N.A

Ladies and Gentlemen:

The undersigned, ___________________ (add name of Borrower) (the “Borrower”), refers to that certain Loan Agreement dated as of November 12, 2024 (the “Loan Agreement”), the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1 of the Loan Agreement, of the Loan specified below:

(1)	The date of the Loan

(2)	Dollar Amount of the requested Loan

(3)	Dollar Amount of the requested Loan and type of Loan (check all the apply):

	$___________	Margin Loan - Customer Loan secured by Customer Securities

	$___________	Margin Loan - Firm Loan secured by Firm Securities

	$___________	Clearinghouse Margin Loan

	$___________	Overnight Loan

Annex I attached hereto sets forth data and computations evidencing the Margin Borrowing Base and Clearinghouse Borrowing Base, as the case may be, and all of such data and computations are true, correct and complete and have been made in accordance with the relevant sections of the Credit Agreement.

For new value received the undersigned hereby pledges and grants to the Bank a security interest in the securities and other Property listed on the schedule(s) attached hereto as Annex II and made a part hereof and confirms a pledge of and security interest in the same now in effect in favor of the Bank, together with all rights related thereto and all proceeds thereof pursuant to the terms of the Loan Agreement.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date; and

(b) after giving effect to the Loan, the Borrower is in compliance with Section 1 of the Loan Agreement.

(4)

With respect to Clearinghouse Margin Loans and Overnight Loans, the Number of Zero Loan Days during the current month: ___________. [Number of Zero Loan Days during any calendar month cannot be less than 8]

CLEAR STREET LLC

By:
Name:
Title:

2

ANNEX I

TO

NOTICE OF BORROWING

A - BORROWING BASE (MARGIN LOANS)**
(1)	Market Value of Eligible Federal Government Securities	x 90%	$	_______________
(2)	Market Value of Eligible Bond Securities	x 90%	$	_______________
(3)	the Market Value of Eligible Equity Securities	x 80%	$	_______________
(4)	Sum of Lines (1), (2) and (3)		$	_______________
(5)	Outstanding Margin Loans		$	_______________
(6)	Availability (Line (4) minus Line (5))		$	_______________
B - BORROWING BASE (CLEARINGHOUSE MARGIN LOANS)
(1)	Previous month 10th lowest Eligible NSCC Margin Deposits		$	_______________
(2)	Current Eligible NSCC Margin Deposits		$	_______________
(3)	Line (2) minus Line (1)		$	_______________
(4)	Line (3) multiplied by 80% (to the extent positive)		$	_______________
(5)	OCC Excess Margin Deposits		$	_______________
(6)	Line (5) multiplied by 90% (to the extent positive)		$	_______________
(7)	Lesser of Line (4) and Line (6)		$	_______________
(8)	Outstanding Clearinghouse Margin Loans		$	_______________
(9)	Availability (Line (7) minus Line (8))		$	_______________
LIMITATIONS ON AVAILABILITY
A.	Outstanding Loans after giving effect to such requested Loan (sum of Lines (A)(5) and (B)(9) plus the Overnight Loans)		$	_______________
B.	The lesser of (i) $200,000,000 and (ii) Line A		$	_______________
C.	Outstanding Clearinghouse Margin Loans		$	_______________
D.	The lesser of (i) $150,000,000 and (ii) Line C		$	_______________
E	Outstanding Overnight Loans		$	_______________
F	The lesser of (i) $10,000,000 and (ii) Line E		$	_______________
G	Outstanding Clearinghouse Margin Loans and Overnight Loans		$	_______________
H	The lesser of (i) $150,000,000 and (ii) Line G		$	_______________

**

(i) Eligible Securities shall exclude securities held in the Borrower’s inventory for more than thirty (30) consecutive days and (ii) Eligible Bond Securities and Eligible Equity Securities of an issuer and its Affiliates of such Eligible Bond Security or Eligible Equity Security shall be excluded if the Market Value of such Eligible Bond Securities or Eligible Equity Securities exceeds 15% of all of the Collateral; provided, that only the excess Market Value shall be excluded for purposes of determining the Margin Borrowing Base

ANNEX II

TO

NOTICE OF BORROWING

EXHIBIT C

CERTIFICATE RE: MARGIN DEPOSITS

To:	BMO Bank N.A.

This Certificate re: Eligible Margin Deposits is furnished to the Bank pursuant to that certain Loan Agreement dated as of November 12, 2024 between Clear Street LLC and BMO Bank N.A. (as extended, renewed, amended or restated from time to time, the “Loan Agreement”). The undersigned hereby certifies that the Eligible NSCC Margin Deposits in effect for each Business Day in the most recently ended calendar month were as described on the schedule attached hereto.

Unless otherwise defined herein, the terms used in this Certificate have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set my name as of the date set forth below.

CLEAR STREET LLC

By:
Name:
Title:

Date:	__________, 202__

SCHEDULE

ELIGIBLE NSCC MARGIN DEPOSITS

DATE OF BUSINESS DAY	ELIGIBLE NSCC MARGIN DEPOSITS
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
	$	__________
10th Lowest Eligible NSCC Margin Deposits during the calendar month	$	__________